SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                       THE SECURITIES EXCHANGE ACT OF 1934




Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ] Soliciting Material Pursuant to (section) 240.14a-11(c) or (section) 240.14a-12

                            OPTICAL CABLE CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                            OPTICAL CABLE CORPORATION
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[X]  No filing fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------
     2)   Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11.

          ----------------------------------------------------------------------
     4)   Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------
     5)   Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

          ----------------------------------------------------------------------
     2)   Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------
     3)   Filing Party:

          ----------------------------------------------------------------------
     4)   Date Filed:

          ----------------------------------------------------------------------

                            OPTICAL CABLE CORPORATION
                              5290 CONCOURSE DRIVE
                             ROANOKE, VIRGINIA 24019

                                February 12, 1999

Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of Optical Cable Corporation (the "Company") to be held on March 9, 1999, at 10:00 a.m. local time at the Hotel Roanoke and Conference Center at 110 Shenandoah Avenue, Roanoke, Virginia 24016.

     You are being asked to elect the Company's Board of Directors and to ratify the appointment of KPMG LLP as independent accountants for the Company. We will also be pleased to report on the affairs of the Company and a discussion period will be provided for questions and comments of general interest to shareholders.

     Whether or not you are able to attend, it is important that your shares be represented and voted at this meeting. Accordingly, please complete, sign and date the enclosed proxy and mail it in the envelope provided at your earliest convenience. Your prompt response would be greatly appreciated.


                                                         Sincerely,

                                                         /s/ Robert Kopstein

                                                         Robert Kopstein
                                                         Chairman, President and
                                                         Chief Executive Officer

--------------------------------------------------------------------------------

YOUR VOTE IS IMPORTANT

     EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED TO ENSURE THAT YOUR VOTE WILL BE COUNTED. YOU MAY VOTE IN PERSON IF YOU SO DESIRE EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY.
--------------------------------------------------------------------------------

                            OPTICAL CABLE CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  MARCH 9, 1999

TO THE SHAREHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Optical Cable Corporation, a Virginia corporation (the "Company"), is scheduled to be held on March 9, 1999 at 10:00 a.m., local time, at the Hotel Roanoke and Conference Center located at 110 Shenandoah Avenue, Roanoke, Virginia 24016 for the following purposes:

     1. To elect five directors to serve for the terms of office specified in the accompanying proxy statement and until their successors are duly elected and qualified;

     2. To ratify the selection of KPMG LLP as independent accountants for the Company for fiscal year 1999; and

     3. To transact such other business as may properly come before the meeting and any adjournment thereof.

     Only shareholders of record at the close of business on January 29, 1999 are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. All shareholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the meeting, you are urged to complete, sign and date the enclosed form of proxy and return it promptly in the envelope provided. Shareholders attending the meeting may revoke their proxy and vote in person.

                                                      FOR THE BOARD OF DIRECTORS

                                                      /s/ Kenneth W. Harber

                                                      Kenneth W. Harber
                                                      Secretary

Roanoke, Virginia
February 12, 1999

                            OPTICAL CABLE CORPORATION
                              5290 CONCOURSE DRIVE
                             ROANOKE, VIRGINIA 24019

                                 PROXY STATEMENT
                   TO BE MAILED ON OR ABOUT FEBRUARY 12, 1999

                                       FOR

                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MARCH 9, 1999

PROXY SOLICITATION

     This Proxy Statement is furnished to the holders of common stock, no par value (the "Common Stock"), of Optical Cable Corporation, a Virginia corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company of proxies for use at the Annual Meeting of Shareholders to be held on Tuesday, March 9, 1999, or at any adjournment thereof, pursuant to the accompanying Notice of Annual Meeting of Shareholders. The purposes of the meeting and the matters to be acted upon are set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Board of Directors is not currently aware of any other matters that will come before the Annual Meeting.

     Proxies for use at the Annual Meeting are being solicited by and on behalf of the Board of Directors of the Company. These proxy solicitation materials are first being mailed on or about February 12, 1999 to all shareholders entitled to vote at the Annual Meeting. Proxies will be solicited chiefly by mail. The Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the shares and will reimburse them for their reasonable out-of-pocket expenses in so doing. Should it appear desirable to do so in order to ensure adequate representation of shares at the Annual Meeting supplemental solicitations may also be made by mail or by telephone, telegraph or personal interviews by directors, officers and regular employees of the Company, none of whom will receive additional compensation for these services. All expenses incurred in connection with this solicitation will be borne by the Company.

REVOCABILITY AND VOTING OF PROXY

     A form of proxy for use at the Annual Meeting and a return envelope for the proxy are enclosed. A shareholder may revoke the authority granted by his or her execution of a proxy at any time before the effective exercise of such proxy by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the Annual Meeting. Shares of the Company's Common Stock represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified thereon. If no specifications are given, the proxies intend to vote the shares represented thereby in favor of the matters as set forth in this Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders, and in accordance with their best judgment on any other matters which may properly come before the Annual Meeting.

RECORD DATE AND VOTING RIGHTS

     Only shareholders of record at the close of business on January 29, 1999 are entitled to notice of and to vote at the Annual Meeting. As of the record date, 37,862,936 shares of Common Stock were issued and outstanding. Each share of Common Stock is entitled to one vote on all matters that may properly come before the Annual Meeting. The holders of a majority of the outstanding shares of Common Stock, present in person or by proxy, will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum. "Broker non-votes" are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner.

     Directors will be elected by a plurality of the votes cast at the Annual Meeting. Accordingly, abstentions or broker non-votes will not affect the election of candidates receiving the plurality of votes.

     All other matters to come before the Annual Meeting require the approval of the holders of a majority of the votes cast at the Annual Meeting. For this purpose, abstentions and non-votes will be deemed shares not voted on such matters, will not count as votes for or against the proposals, and will not be included in calculating the number of votes necessary for the approval of such matters.

     Votes at the Annual Meeting will be tabulated by Inspectors of election appointed by the Company.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

     Five directors, constituting the entire Board of Directors, are to be elected at the Annual Meeting. Unless otherwise specified, the enclosed proxy will be voted in favor of the persons named below to serve until the next Annual Meeting and until their successors are elected and qualified. Each person named below is now a director of the Company. In the event any of these nominees shall be unable to serve as a director, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board of Directors to replace the nominee. All nominees have consented to be named and have indicated their intent to serve if elected. The Board of Directors has no reason to believe that any of the nominees will be unable to serve or that any vacancy on the Board of Directors will occur. The five nominees receiving the greatest number of votes cast for the election of directors will be elected.

     The names of the nominees and certain other information about them are set forth below:


NOMINEE                                      AGE             DIRECTOR SINCE        OFFICE HELD WITH COMPANY
-------                                      ---             --------------        ------------------------
Robert Kopstein                              49                   1983             Chairman of the Board,
                                                                                   President, Chief Executive
                                                                                   Officer and Director

Luke J. Huybrechts                           53                   1995             Senior Vice President of Sales
                                                                                   and Director

Kenneth W. Harber                            48                   1995             Vice President of Finance,
                                                                                   Treasurer, Secretary and
                                                                                   Director

Randall H. Frazier                           48                   1996             Director

John M. Holland                              53                   1996             Director


     MR. KOPSTEIN has been President and a Director of the Company since 1983 and Chairman of the Board and Chief Executive Officer since 1989. From 1981 to 1983, Mr. Kopstein worked at Phalo Corporation as the Plant Manager for its Fiber Optic Cable Division, from 1979 to 1981 he worked at ITT's Electro-Optical Products Division as a Project Engineer on cable development projects for the United States military, and from 1977 to 1979 he worked at Rochester Corporation as a Product Engineer on the development of cables for military-oriented applications.

     MR. HUYBRECHTS was elected a Director of the Company in August 1995 and has been Senior Vice President of Sales since joining the Company in 1986. Prior thereto, Mr. Huybrechts worked at ITT's Electro-Optical Products Division for 10 years in marketing, sales and research and development. Mr. Huybrechts has served on the Board of Directors of Cybermotion Inc. since 1998.

     MR. HARBER was elected a Director of the Company in August 1995 and has been Vice President of Finance, Treasurer and Secretary of the Company since 1989. Prior to joining the Company as an accounting manager in 1986, Mr. Harber was an accounting supervisor at an architecture and engineering firm.

     MR. FRAZIER was elected a Director of the Company in April of 1996. Mr. Frazier is President of R. Frazier, Inc., a company founded in 1988. Mr. Frazier was self-employed in various chemical and engineering businesses prior to the founding of R. Frazier, Inc.

     MR. HOLLAND was elected a Director of the Company in April of 1996. Mr. Holland is currently President of Cybermotion Inc., a company he co-founded in 1984. Mr. Holland also currently serves as the Chairman of the International Service Robot Association. Mr. Holland's previous employment experience includes the Electro-Optics Product Division of ITT where he was responsible for the design of the earliest fiber optic systems and the development of automated manufacturing systems for optical fiber.

DIRECTOR COMPENSATION

     Each non-employee director is paid $500.00 for each meeting that he attends, including committee meetings. In addition, the Company reimburses the non-employee directors for their reasonable out-of-pocket expenses related to attending meetings of the Board of any compensation for their services as directors other than the compensation they receive as officers of the Company.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors held a total of four meetings during the Company's fiscal year ended October 31, 1998. Each Director attended in person or telephonically at least 75% of the meetings held by the Board of Directors and all committees thereof on which he served.

     The Board of Directors has established two standing committees: the Audit Committee and the Compensation Committee. Additionally, the Board of Directors has established a Stock Option Plan Subcommittee of the Compensation Committee. The Board of Directors does not have a Nominating Committee. The Audit Committee is comprised of Messrs. Frazier and Holland, while the Compensation Committee is comprised of Messrs. Kopstein, Frazier and Holland. The Stock Option Plan Subcommittee is comprised of Messrs. Frazier and Holland.

     The Audit Committee recommends annually to the Board of Directors the appointment of the independent public accountants of the Company, discusses and reviews the scope and the fees of the prospective annual audit, reviews the results of the annual audit with the Company's independent public accountants, reviews compliance with existing major accounting and financial policies of the Company, reviews the adequacy of the financial organization of the Company, reviews management's procedures and policies relative to the adequacy of the Company's internal accounting controls and compliance with federal and state laws relating to accounting practices, and reviews and approves transactions, if any, with affiliated parties.

     The Compensation Committee reviews and approves annual salaries and bonuses for all officers and carries out the responsibilities required by the rules of the U.S. Securities and

Exchange Commission. The Stock Option Plan Subcommittee is responsible for administering the Optical Cable Corporation 1996 Stock Incentive Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE DIRECTORS NAMED ON THE ENCLOSED PROXY.

                                 PROPOSAL NO. 2

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has appointed the firm of KPMG LLP as the Company's independent accountants for fiscal year 1999. Although action by the shareholders in this matter is not required, the Board of Directors believes that it is appropriate to seek shareholder ratification of this appointment.

     A representative of KPMG LLP is expected to attend the Annual Meeting. The representative will have the opportunity to make a statement, if he or she so desires, and will be available to respond to appropriate questions from shareholders. In the event the shareholders do not ratify the selection of KPMG LLP, the selection of other independent accountants will be considered by the Board of Directors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF KPMG LLP AS INDEPENDENT ACCOUNTANTS FOR FISCAL YEAR 1999.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth information as of January 29, 1999 regarding the beneficial ownership of the Company's Common Stock of (i) each person known to the Company to be the beneficial owner, within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each executive officer or former executive officer of the Company named in the Summary Compensation Table (see "Executive Compensation") and (iv) all executive officers and directors of the Company as a group. Unless otherwise indicated, the address of each named beneficial owner is c/o Optical Cable Corporation, 5290 Concourse Drive, Roanoke, Virginia 24019. Except to the extent indicated in the footnotes, each of the beneficial owners named below has sole voting and investment power with respect to the shares listed.


NAME AND ADDRESS                                   NUMBER OF SHARES           PERCENT OF CLASS
----------------                                   ----------------           ----------------
Robert Kopstein                                        36,000,000                   95.1%

Luke J. Huybrechts                                          1,000                      *

Kenneth W. Harber                                          10,085                      *

Randall H. Frazier                                             --                     --

John M. Holland                                                --                     --

All directors and executive officers                   36,011,085                   95.1%
as a group (5 persons)

----------
*    Less than 1%

               EXECUTIVE OFFICERS AND OTHER SIGNIFICANT EMPLOYEES

EXECUTIVE OFFICERS

     The Executive Officers of the Company are: Robert Kopstein, President and Chief Executive Officer; Luke J. Huybrechts, Senior Vice President of Sales; and Kenneth W. Harber, Vice President of Finance, Treasurer and Secretary. See the information concerning nominees for directors above for certain information concerning each of these officers.

OTHER SIGNIFICANT EMPLOYEES

     The following table contains information as to certain other significant employees of the Company.

NAME                               AGE                     OFFICE HELD WITH COMPANY
----                               ---                     ------------------------

Ted Leonard                         46               Vice President of Sales, Western Region

James Enochs                        38               Vice President of Sales, Southeastern Region

Paul Oh                             56               Vice President of Sales, Far East

Susan Adams                         38               Vice President of Marketing

----------

     MR. LEONARD has been Vice President of Sales, Western Region since 1992. Before joining the Company, Mr. Leonard worked in engineering management at Alcatel Telecommunications Cable. Prior to that he worked at ITT's Electro-Optical Products Division.

     MR. ENOCHS has been Vice President of Sales, Southeastern Region since 1992. Before that he was Distribution Sales Manager from 1990 to 1992 and Inside Sales Manager from 1988 to 1990.

     DR. OH has been Vice President of Sales, Far East since 1989. Before joining the Company, Dr. Oh worked at Samsung Electronics Co. as the Technical/Managing Director of fiber optic products. Prior to that he worked at ITT's Electro-Optical Products Division.

     MS. ADAMS has been Vice President of Marketing since 1992. Ms. Adams worked as Marketing Services Coordinator from 1984 to 1987 and Director of Marketing from 1987 to 1992.

     There are no family relationships among the directors, executive officers, or other significant employees of the Company.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth information concerning compensation paid by the Company to the Chief Executive Officer and to all other executive officers of the Company whose total salary and bonus exceeded $100,000 for the year ended October 31, 1998.

                           SUMMARY COMPENSATION TABLE

                                                                                                      LONG-TERM
                                                                                                    COMPENSATION
                                                                                                    ------------
                                                     ANNUAL COMPENSATION                  AWARDS
                                                     -------------------                  ------
NAME AND                            FISCAL                                     OTHER ANNUAL          OPTIONS           ALL OTHER
PRINCIPAL POSITION                  YEARS        SALARY($)       BONUS($)       COMPENSATION($)     GRANTED(#)     COMPENSATION ($)
------------------                  -----        ---------       --------       ----------------    ----------     ----------------
                                                                                                                          (2)
Robert Kopstein                     1998           521,889         29,370             --                  --            17,373
  Chairman, President and           1997           451,523         70,366             --                  --            12,667
  Chief Executive Officer           1996           363,600         87,923      6,150,000 (1)              --            13,310

Luke J. Huybrechts                  1998           102,700         57,730             --                  --            17,259
  Senior Vice President of          1997            98,450         59,016             --              10,000            15,354
  Sales                             1996            94,200         57,338             --              40,000             9,934

Kenneth W. Harber                   1998            96,800         58,084             --               2,299            13,129
  Vice President of                 1997            93,300         59,332             --               8,000            18,742
  Finance, Treasurer and            1996            89,500         57,503             --              40,000             9,488
  Secretary


     ----------
     (1) Represents distributions to Mr. Kopstein primarily to pay his income tax liability resulting from the Company's status as an S Corporation, which status terminated March 31, 1996.

     (2) These amounts are the Company's matching contributions to the Company's 401(k) retirement savings plan on behalf of the individual executive officers.

STOCK OPTION GRANTS

     No new stock options were granted to the executive officers named in the Summary Compensation Table above during the fiscal year ended October 31, 1998. However, prior stock option grants to participants in the Company's Stock Option Plan have a "replacement" feature, whereby the participant automatically receives a replacement option to purchase additional shares of the Company's Common Stock equal to the number of shares surrendered, if any, to the Company by the participant in payment of the exercise price with respect to stock options exercised.

     The following table sets forth certain information concerning such stock options received by executive officers named in the Summary Compensation Table above during the year ended October 31, 1998.

                        OPTION GRANTS IN FISCAL YEAR 1998


                                                                                                        POTENTIAL
                       NUMBER OF           % OF TOTAL OPTIONS                                  REALIZABLE VALUE AT ASSUMED
                   SHARES UNDERLYING      GRANTED TO EMPLOYEES     EXERCISE    EXPIRATION      ANNUAL RATES OF STOCK PRICE
NAME                OPTIONS GRANTED          IN FISCAL YEAR          PRICE        DATE      APPRECIATION FOR OPTION TERM (3)
----                ---------------          --------------          -----        ----      --------------------------------
                                                                                                    5%               10%
                                                                                                    --               ---
Kenneth W.              2,299 (1)                  100%          $10.875(2)    2/28/2006         $26,252          $27,502
Harber

----------
     (1) Represents the number of replacement stock options automatically granted to Mr. Harber upon the exercise of previously granted and vested stock options to purchase 10,000 shares of Common Stock. The replacement stock options are granted in accordance with the terms of the "replacement" feature set forth in the prior stock option grant agreement. The number of options is equal to the number of previously owned shares of Common Stock which Mr. Harber surrendered to the Company in payment of the exercise price of stock options exercised. These replacement options vest on the same schedule set forth in the original stock option grant which was made March 1, 1996. The replacement options do not have a replacement feature.

     (2) Exercise price is equal to the closing price of the Common Stock on the date the options having the "replacement" feature were exercised.

     (3) Amounts represent hypothetical gains that could be achieved if exercised at end of the option term. The dollar amounts under these columns assume 5% and 10% compounded annual appreciation in the Common Stock from the date the respective options were granted. These calculations and assumed realizable values are required to be disclosed under Securities and Exchange Commission rules and, therefore, are not intended to forecast possible future appreciation of Common Stock or amounts that may be ultimately realized upon exercise.

AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth certain information concerning stock options exercised during the fiscal year ended October 31, 1998 by executive officers named in the Summary Compensation Table above and the value of unexercised options held by such executive officers as of October 31, 1998.

                       OPTIONS EXERCISED                                    FISCAL YEAR-END OPTION VALUES
                       -----------------                                    -----------------------------
                                                              NUMBER OF SHARES               VALUE OF UNEXERCISED
                      SHARES ACQUIRED       VALUE             UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                      ON EXERCISE (#)    RECEIVED ($)(1)      OPTIONS AT OCT. 31, 1998       AT OCT. 31, 1998 (2)
                      ---------------    ---------------      ------------------------       --------------------
                                                             EXERCISABLE  UNEXERCISABLE    EXERCISABLE UNEXERCISABLE
                                                             -----------  -------------    -------------------------
NAME
----
Luke J. Huybrechts         10,000           $99,380           --        40,000              --          $306,270


Kenneth W. Harber          10,000           $83,750           575       39,724              --          $307,200

----------
(1) Represents the difference between the exercise price of the outstanding options and the closing price of the Common Stock on the date the option was exercised.

(2) Represents the difference between the exercise price of the outstanding options and the closing price of the Common Stock on October 31, 1998, which was $12.313 per share.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Robert Kopstein, the Chairman, Chief Executive Officer and President of the Company, serves on the Compensation Committee of the Board of Directors.

EMPLOYMENT AGREEMENTS

     Mr. Kopstein has an employment arrangement pursuant to which Mr. Kopstein receives a base salary equal to one percent of the previous fiscal year's net sales and an incentive bonus of one percent of any increase between the current fiscal year's net sales and the prior fiscal year's net sales. The Company calculates and pays Mr. Kopstein's incentive bonus on a monthly basis by comparing of the prior month's net sales with the net sales for the corresponding month in the prior fiscal year. Such calculations are not cumulative; therefore, depending on monthly net sales fluctuations during any given fiscal year, Mr. Kopstein might receive monthly incentive bonuses with respect to net sales increases in certain months even though annual cumulative net sales decreased when compared to the prior fiscal year. Compensation under this arrangement amounted $551,259 during the period from November 1, 1997 to October 31, 1998.

     Mr. Kopstein's employment arrangement, in place since February 1, 1995, is governed by employment agreements which generally expire after one year. Mr. Kopstein and the Company entered into an employment agreement dated as of March 12, 1997 which expired October 31, 1998. Prior to the expiration of this employment agreement, Mr. Kopstein and the Company entered into another employment agreement, dated as of November 1, 1998, to renew Mr. Kopstein's employment arrangement through October 31, 1999. All other terms of the employment agreement dated as of November 1, 1998 are substantially similar to the terms of the employment agreement dated March 12, 1997.

     In addition to the compensation Mr. Kopstein receives under his employment agreement, the Company makes matching contributions to the Company's 401(k) retirement savings plan for the benefit of Mr. Kopstein. Such additional compensation totaled $17,373 in fiscal 1998.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee") is comprised of a majority of independent, non-management directors. The members of the Committee are Messrs. Kopstein, Frazier and Holland. The Committee has responsibility for developing and implementing the Company's compensation policy for senior management, and for determining the compensation for the executive officers of the Company. The goal of the Committee is to achieve fair compensation for the individuals and to enhance shareholder value by continuing to closely align the financial rewards of management with those of the Company's shareholders. The Company's stock incentive plan is administered by the Stock Option Plan Subcommittee. The members of the Stock Option Plan Subcommittee are Messrs. Frazier and Holland, who are both non-employee, independent directors.

Criteria for Compensation Levels

     The Company seeks to attract and retain qualified executives and employees who are creative, motivated and dedicated. The Committee attempts to create and administer a compensation program to achieve that goal with consistency throughout the Company. With respect to its executive officers, the Company competes with other manufacturers and fiber optic related industries in North America. The Committee is very much aware of the need to hire and retain highly qualified executives in the specialized field of fiber optics.

     Executive officer compensation is generally comprised of three components: base salary, monthly and annual incentive bonus compensation and long-term incentive stock options. Executive officers receive a greater percentage of their total compensation in the form of incentive compensation.

     In establishing the level of compensation for each executive officer, including the Chief Executive Officer, the Committee considers many factors, including, but not limited to, the executive officer's: contribution to the advancement of corporate goals, impact on financial results, business production, development of the management team, strategic accomplishments such as development of new customers and products, geographical responsibilities, product development and seniority. The Committee also considers the competitiveness and fairness of the compensation. The amount of base compensation, incentive bonuses, and long-term incentive compensation for each executive officer is determined by the Committee using the subjective factors set forth above. Salary and incentive compensation awards are reviewed semiannually or as deemed appropriate.

Base Salary

     In determining the base salary of each executive officer, other than the Chief Executive Officer, the Committee is guided by the recommendations of the Chief Executive Officer. The base salary of the Chief Executive Officer for fiscal 1998 was based on the terms of his employment agreement which expired on October 31, 1998. A new employment agreement with substantially similar terms has been entered into by the Chief Executive officer extending his employment arrangement until October 31, 1999. Pursuant to the terms of the employment agreements set forth above, Mr. Kopstein has received, and will receive, a base salary equal to one percent of the previous fiscal year's net sales and incentive bonuses as set forth below. Base compensation paid to Mr. Kopstein under such employment agreement amounted to $521,889 and $451,523 for the fiscal years ended October 31, 1998 and 1997, respectively.

     The Committee believes the terms of the Chief Executive Officer's employment agreement, providing for the payment a base salary as set forth above and incentive bonuses as described more fully below, provide a level of compensation commensurate with his talents, skills and responsibilities. Mr. Kopstein's compensation reflects a subjective analysis by the Committee of the criteria set forth under "Criteria for Compensation Levels" set forth above. Additionally, the Committee has considered such factors as the Chief Executive Officer's contribution to the development of the technologies used by the Company and the fact his responsibilities include matters which typically would be handled by a chief operating officer. The committee believes the formula used to determine Mr. Kopstein's compensation pursuant to his employment agreement encourages growth of the Company.

Incentive Bonuses

     The incentive bonuses received by the Chief Executive Officer during fiscal 1998 were paid in connection with his employment agreement. Pursuant to the terms of his employment agreement, Mr. Kopstein receives an incentive bonus equal to one percent of any increase between the current fiscal year's net sales and the prior fiscal year's net sales. The Company calculates and pays such incentive bonus to Mr. Kopstein on a monthly basis by comparing the prior month's net sales with the net sales for the corresponding month in the prior fiscal year. Such calculations are not cumulative; therefore, depending on monthly net sales fluctuations during any fiscal year, Mr. Kopstein might receive monthly incentive bonuses with respect to net sales increases in certain months even though annual cumulative net sales decreased when compared to the prior fiscal year. Mr. Kopstein received incentive bonuses totaling $29,370 and $70,306 for the fiscal years ended October 31, 1998 and 1997, respectively.

     Each year the executive officers are eligible for discretionary bonuses granted by the Committee. The amount of bonuses to be paid to such executive officers is determined by the Committee using subjective factors discussed above, and taking into account the amount of other compensation received by such executive officer. Additionally, the executives officers, other than the Chief Executive Officer, are also included in a monthly and lump-sum bonus plan which is based on a percentage of the previous month's sales.

Long-Term Incentive Compensation

     The Company adopted the Optical Cable Corporation 1996 Stock Incentive Plan on March 1, 1996 (the "Plan"). All of the executive officers participate in the Plan with the exception of the Chief Executive Officer. Additionally, many of the Company's employees participate in the Plan. The Plan is administered by the Stock Option Plan Subcommittee. All grants under the Plan are approved by either the full Board of Directors or the Stock Option Plan Subcommittee, or both. The Chief Executive Officer does not participate in the Plan because his large holdings of the Company's Common Stock already properly align his interests with those of the shareholders.

     The Plan is intended to provide a means for key employees to increase their personal financial interest in the Company, and stimulate efforts of those employees and strengthen their desire to remain with the Company. The Company has reserved 4,000,000 shares of Common Stock for issuance in connection with incentive awards granted under the Plan. Under the Plan, qualified incentive stock options are granted at not less than fair market value on the date of grant; although nonstatutory stock options may be granted at not less than 85% of fair market value on the date of grant. The options granted to date are intended to be qualified incentive stock options.The options granted to date vest 25 percent after two years, 50 percent after three years, 75 percent after four years and 100 percent after five years.

     The Stock Option Plan Subcommittee receives recommendations from the Committee, including the Chief Executive Officer (who is also a member of the Committee but does not receive compensation under the plan and does not vote on grants pursuant to the plan) for each employee, and considers individual and Company performance in awarding long-term compensation pursuant to the Plan. The Committee anticipates that over the next few years, awards will generally be in the form of qualified incentive stock options. The Committee believes that awards of stock options, which reward Company stock price appreciation over the long-term, are particularly appropriate in light of the nature of the Company's business and long-term business plans.

Chief Executives Officer's Fiscal Year 1998 Compensation

     As set forth in the Summary Compensation above, Mr. Kopstein's total compensation for the fiscal year ended October 31, 1998 was $568,632. Such annual compensation included a base salary of $521,889, pursuant to Mr. Kopstein's employment agreement, incentive bonuses totaling of $29,370, and matching contributions to the Company's 401(k) retirement savings plan for the benefit of Mr. Kopstein totaling $17,373.

Compliance with Section 162(m) of the Internal Revenue Code

     The Company is subject to Section 162(m) of the Internal Revenue Code, which imposes a $1 million limit on the amount of compensation that may be deducted by the Company for a taxable year with respect to each of the Chief Executive Officer and the four most highly compensated executive officers of the Company. Performance-based compensation (such as compensation pursuant to the stock incentive plan), if it meets certain requirements, is not subject to the deduction limit. The Committee has reviewed the impact of Section 162(m) on the Company and believes that it is unlikely that the compensation paid to

Mr. Kopstein or any of the other executive officers during the current fiscal year will exceed the limit. Furthermore, the Plan is generally designed to comply with the requirements of the performance-based compensation exception for the $1 million limit. The Committee will continue to monitor the impact of the
Section 162(m) limit on the Company and to assess alternatives for avoiding any loss of tax deductions.

                                                     The Compensation Committee:
                                                     ---------------------------
                                                          Randall H. Frazier
                                                          John M. Holland
                                                          Robert Kopstein

PERFORMANCE GRAPH

     The following graph compares the cumulative total return based on share price (assuming reinvestment of dividends) since April 2, 1996, the date on which the Company's common stock began trading on the Nasdaq National Market, of
(i) the Company's common stock, (ii) the Nasdaq Market Index and (iii) a peer group index comprised of the following companies: AFC Cable Systems, Andrew Corporation, Belden, Inc., Cable Design Technologies, Inc., and Encore Wire Corp.

                COMPARISON OF 31 MONTH CUMULATIVE TOTAL RETURN*
      AMONG OPTICAL CABLE CORPORATION THE NASDAQ STOCK MARKET (U.S.) INDEX
                                AND A PEER GROUP

                                                   CUMULATIVE TOTAL RETURN
                                                   -----------------------
                                   4/2/96         10/96          10/97          10/98
                                   ------         -----          -----          -----
OPTICAL CABLE CORPORATION          $100.00        $416.67        $331.25        $410.42
PEER GROUP                          100.00         113.27         109.62          70.15
NASDAQ STOCK MARKET (U.S.)          100.00         109.72         114.41         161.94


----------
* $100 INVESTED ON 4/2/98 IN STOCK OR INDEX INCLUDING REINVESTMENT OR DIVIDENDS FISCAL YEAR ENDING OCTOBER 31.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Exchange Act requires the Company's officers, directors and persons who own more than 10 percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10 percent shareholders are required by the regulation to furnish the Company with copies of the Section 16(a) forms which they file.

     Except as set forth below, to the Company's knowledge, based solely on review of copies of such reports furnished to the Company, and written representations that no other reports were required during the fiscal year ended October 31, 1998, all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten percent beneficial owners were complied with by such persons. Messrs. Huybrechts and Harber have each been late in reporting, on one occasion, a stock option grant received pursuant to the Company's stock incentive plan.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

TAX INDEMNIFICATION AGREEMENT

     Mr. Kopstein has entered into a Tax Indemnification Agreement with the Company, pursuant to which he will indemnify the Company for any income tax liability of the Company arising from its S Corporation status being denied for any periods prior to its termination, but only to the extent such denial results in a refund to Mr. Kopstein of personal income taxes paid with respect to such periods.

                                  OTHER MATTERS

     The Board of Directors knows of no other business to be acted upon at the Annual Meeting other than those referred to in this Proxy Statement. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend.

                              SHAREHOLDER PROPOSALS

     Proposals of shareholders of the Company that are intended to be presented at the Company's 2000 Annual Meeting of Shareholders must be received by the Company no later than October 15, 1999 in order that they may be included in the proxy statement and form of proxy relating to that meeting.

                                  ANNUAL REPORT

     A copy of the Company's Annual Report for the fiscal year ended October 31, 1998 including the financial statements and notes thereto is being mailed to the shareholders of record along with this Proxy Statement. The Annual Report is not incorporated by reference in this Proxy Statement and is not considered to be part of the proxy material.

                      INFORMATION INCORPORATED BY REFERENCE

     The Company hereby incorporates herein by reference the Company's annual report on Form 10-K for the fiscal year ended October 31, 1998, including the financial statements and financial statement schedule attached as exhibits thereto, previously filed with the U.S. Securities and Exchange Commission.

                               FURTHER INFORMATION

     The Company will provide without charge to each person from whom a proxy is solicited by the Board of Directors, upon the written request of any such person, a copy of the Company's annual report on Form 10-K, including the financial statements and financial statement schedule attached as exhibits thereto, required to be filed with the U.S. Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, for the Company's fiscal year ended October 31, 1998. Such written requests should be sent to the Company at its principal executive offices, 5290 Concourse Drive, Roanoke, Virginia 24019, attention Corporate Secretary.

     Upon request, the Company will also furnish any other exhibit of the annual report on Form 10-K upon advance payment of reasonable out-of-pocket expenses of the Company related to the Company's furnishing of such exhibit. Requests for copies of any exhibit should be directed to the Company at its principal executive offices, 5290 Concourse Drive, Roanoke, Virginia 24019, attention Corporate Secretary.

     By Order of the Board of Directors

                                                           /s/ Kenneth W. Harber

                                                           Kenneth W. Harber
                                                           Secretary

Date: February 12, 1999